FOR IMMEDIATE RELEASE

Workiva Announces Third Quarter 2019 Financial Results
Q3 Subscription and Support Revenue of $63.0 Million, up 22.8% from Q3 2018
Q3 Total Revenue of $74.2 Million, up 21.9% from Q3 2018

AMES, Iowa - November 6, 2019 — Workiva (NYSE:WK), provider of the world’s leading connected reporting and compliance platform, today announced financial results for its third quarter ended September 30, 2019.
"We posted strong quarterly results once again," said Marty Vanderploeg, Chief Executive Officer of Workiva. "We exceeded quarterly guidance for revenue and operating results, and we are raising revenue guidance for the full year 2019."
"We are pleased with our progress across our four growth vectors: Europe, Wdata, integrated risk solutions and global statutory reporting," said Vanderploeg.
Third Quarter 2019 Financial Highlights
•Revenue: Total revenue for the third quarter of 2019 reached $74.2 million, an increase of 21.9% from $60.9 million in the third quarter of 2018. Subscription and support revenue contributed $63.0 million, up 22.8% versus the third quarter of 2018. Professional services revenue was $11.2 million, an increase of 16.6% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the third quarter of 2019 was $52.4 million compared with $45.2 million in the same quarter of 2018. GAAP gross margin was 70.7% versus 74.2% in the third quarter of 2018. Non-GAAP gross profit for the third quarter of 2019 was $53.3 million, an increase of 17.0% compared with the prior year's third quarter, and non-GAAP gross margin was 71.8% compared to 74.8% in the third quarter of 2018.
•Loss from Operations: GAAP loss from operations for the third quarter of 2019 was $15.5 million compared with a loss of $10.7 million in the prior year's third quarter. Non-GAAP loss from operations was $6.3 million, compared with non-GAAP loss from operations of $3.8 million in the third quarter of 2018.
•Net Loss: GAAP net loss for the third quarter of 2019 was $16.1 million compared with a net loss of $11.0 million for the prior year's third quarter. GAAP net loss per basic and diluted share was $0.34 compared with a net loss per basic and diluted share of $0.25 in the third quarter of 2018.
•Non-GAAP net loss for the third quarter of 2019 was $5.7 million compared with a net loss of $4.0 million in the prior year's third quarter. Non-GAAP net loss per basic and diluted share was $0.12, compared with a net loss per basic and diluted share of $0.09 in the third quarter of 2018.
•Liquidity: As of September 30, 2019, Workiva had cash, cash equivalents and marketable securities totaling $484.8 million, compared with $98.3 million as of December 31, 2018. In August 2019, we issued $345.0 million aggregate principal amount of 1.125% convertible senior notes due 2026. In addition, financing obligations totaled $17.5 million as of September 30, 2019.

Key Metrics
•Customers: Workiva had 3,454 customers as of September 30, 2019, a net increase of 165 customers from September 30, 2018.
•Revenue Retention Rate: As of September 30, 2019, Workiva's revenue retention rate (excluding add-on revenue) was 94.5%, and the revenue retention rate including add-on revenue was 112.8%. Add-on revenue includes changes for existing customers in new solutions, new seats and pricing.
•Large Contracts: As of September 30, 2019, Workiva had 611 customers with an annual contract value (ACV) of more than $100,000, up 53.5% from 398 customers at September 30, 2018. Workiva had 261 customers with an ACV of more than $150,000, up 50.9% from 173 customers in the third quarter of 2018.
Other Recent Business Highlights
•Julie Iskow named Executive Vice President and Chief Operating Officer as of October 1, 2019.
Financial Outlook
As of November 6, 2019, Workiva is providing guidance for its fourth quarter 2019 and full year 2019 as follows:
Fourth Quarter 2019 Guidance:
•Total revenue is expected to be in the range of $75.3 million to $75.8 million.
•GAAP loss from operations is expected to be in the range of $18.3 million to $18.8 million.
•Non-GAAP loss from operations is expected to be in the range of $8.3 million to $8.8 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $0.41 to $0.42.
•Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.15 to $0.16.
•Net loss per basic and diluted share is based on 47.0 million weighted-average shares outstanding.
Full Year 2019 Guidance:
•Total revenue is expected to be in the range of $292.9 million to $293.4 million.
•GAAP loss from operations is expected to be in the range of $49.5 million to $50.0 million.
•Non-GAAP loss from operations is expected to be in the range of $13.6 million to $14.1 million.
•Net cash provided by operating activities is expected to be approximately $32 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $1.10 to $1.11.
•Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.26 to $0.27.
•Net loss per basic and diluted share is based on 46.3 million weighted-average shares outstanding.

Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the third quarter 2019, in addition to discussing the Company’s outlook for the fourth quarter and full year 2019. To access this call, dial 833-287-0800 (U.S. domestic) or 647-689-4459 (international). The conference ID is 9773529. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through November 13, 2019 at 800-585-8367 (U.S. domestic) or 416-621-4642 (international). The replay pass code is 9773529. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.
About Workiva
Workiva, provider of the world's leading connected reporting and compliance platform, is used by thousands of enterprises across 180 countries, including more than 75 percent of Fortune 500® companies, and by government agencies. Our customers have linked over five billion data elements to trust their data, reduce risk and save time. For more information about Workiva (NYSE:WK), please visit workiva.com.

Read the Workiva blog: www.workiva.com/blog
Follow Workiva on LinkedIn: www.linkedin.com/company/workiva

Like Workiva on Facebook: www.facebook.com/workiva
Follow Workiva on Twitter: www.twitter.com/workiva

FORTUNE® and FORTUNE 500® are registered trademarks of Fortune Media IP Limited and are used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Workiva Inc. Note: Claim not confirmed by FORTUNE® or Fortune Media IP Limited.

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation, non-cash interest expense and CEO separation expense. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense and CEO separation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, CEO separation expense, and non-cash interest expense related to our convertible senior notes from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This results in the debt component being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP measures is useful because this interest expense does not represent a cash outflow and is not indicative of our ongoing operational performance. Because of the non-recurring nature of CEO separation expense, Workiva believes this expense is not representative of ongoing operating costs. Workiva’s management excludes CEO separation expense when evaluating its ongoing performance and/or predicting its operating trends and believes that its investors should have access to the same set of tools that we use in analyzing results. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Investor Contact:	Media Contact:
Adam Terese	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(unaudited)
Revenue
Subscription and support	$63,022	$51,306	$179,617	$146,613
Professional services	11,157	9,567	38,009	33,296
Total revenue	74,179	60,873	217,626	179,909
Cost of revenue
Subscription and support (1)	10,924	8,139	30,935	25,578
Professional services (1)	10,827	7,520	31,029	22,888
Total cost of revenue	21,751	15,659	61,964	48,466
Gross profit	52,428	45,214	155,662	131,443
Operating expenses
Research and development (1)	22,899	19,984	66,705	60,829
Sales and marketing (1)	32,990	24,068	86,568	67,326
General and administrative (1)	12,017	11,864	33,626	45,286
Total operating expenses	67,906	55,916	186,899	173,441
Loss from operations	(15,478)	(10,702)	(31,237)	(41,998)
Interest income	1,460	341	2,593	843
Interest expense	(1,959)	(448)	(2,832)	(1,347)
Other income and (expense), net	24	(138)	(259)	195
Loss before provision for income taxes	(15,953)	(10,947)	(31,735)	(42,307)
Provision for income taxes	98	17	101	43
Net loss	$(16,051)	$(10,964)	$(31,836)	$(42,350)
Net loss per common share:
Basic and diluted	$(0.34)	$(0.25)	$(0.69)	$(0.98)
Weighted-average common shares outstanding - basic and diluted	46,731,663	43,973,428	46,048,037	43,359,939

(1) Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(unaudited)
Cost of revenue
Subscription and support	$386	$161	$1,142	$560
Professional services	456	153	1,296	449
Operating expenses
Research and development	2,265	1,624	6,016	4,140
Sales and marketing	2,203	1,397	6,199	3,950
General and administrative	3,913	3,614	11,276	14,220

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$389,124	$77,584
Marketable securities	95,644	20,764
Accounts receivable, net	43,590	65,107
Deferred commissions	12,740	8,178
Other receivables	1,651	1,181
Prepaid expenses and other	8,148	4,417
Total current assets	550,897	177,231
Property and equipment, net	40,292	41,468
Operating lease right-of-use assets	15,917	—
Deferred commissions, non-current	13,940	10,569
Intangible assets, net	1,795	1,266
Other assets	3,920	577
Total assets	$626,761	$231,111
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$4,895	$5,461
Accrued expenses and other current liabilities	47,302	36,353
Deferred revenue	156,352	148,545
Current portion of financing obligations	1,295	1,222
Total current liabilities	209,844	191,581
Convertible senior notes, net	278,422	—
Deferred revenue, non-current	31,467	25,171
Other long-term liabilities	1,387	6,891
Operating lease liabilities, non-current	19,273	—
Financing obligations, non-current	16,234	17,208
Total liabilities	556,627	240,851
Stockholders’ equity (deficit)
Common stock	47	44
Additional paid-in-capital	408,656	297,145
Accumulated deficit	(338,863)	(307,027)
Accumulated other comprehensive income	294	98
Total stockholders’ equity (deficit)	70,134	(9,740)
Total liabilities and stockholders’ equity (deficit)	$626,761	$231,111

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(unaudited)
Cash flows from operating activities
Net loss	$(16,051)	$(10,964)	$(31,836)	$(42,350)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,058	1,133	2,932	2,881
Stock-based compensation expense	9,223	6,949	25,929	23,319
(Recovery of) provision for doubtful accounts	(104)	128	(58)	311
Amortization (accretion) of premiums and discounts on marketable securities, net	15	(66)	(89)	(63)
Amortization of debt discount and issuance costs	1,083	—	1,083	—
Deferred income tax	(21)	(4)	(67)	(4)
Changes in assets and liabilities:
Accounts receivable	3,579	(1,691)	21,530	4,615
Deferred commissions	(2,106)	(1,939)	(7,968)	(5,608)
Operating lease right-of-use asset	581	—	1,805	—
Other receivables	(417)	(591)	(470)	(416)
Prepaid expenses	(191)	2,501	(3,737)	712
Other assets	(943)	(389)	(2,349)	(557)
Accounts payable	516	616	160	1,999
Deferred revenue	3,830	8,630	14,112	15,032
Operating lease liability	(758)	—	(2,226)	—
Accrued expenses and other liabilities	5,403	3,269	9,828	6,948
Net cash provided by operating activities	4,697	7,582	28,579	6,819
Cash flows from investing activities
Purchase of property and equipment	(663)	(523)	(2,860)	(742)
Purchase of marketable securities	(54,749)	(6,441)	(95,466)	(17,724)
Maturities of marketable securities	1,500	4,600	20,390	9,000
Sale of marketable securities	498	—	498	—
Purchase of intangible assets	(51)	(46)	(712)	(174)
Other	(1,000)	—	(1,000)	—
Net cash used in investing activities	(54,465)	(2,410)	(79,150)	(9,640)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	5,940	7,534	22,493	13,927
Taxes paid related to net share settlements of stock-based compensation awards	—	—	(390)	(1,861)
Proceeds from shares issued in connection with employee stock purchase plan	2,773	1,846	4,922	3,216
Proceeds from the issuance of convertible senior notes, net of issuance costs	335,899	—	335,899	—
Principal payments on capital lease and financing obligations	(306)	(287)	(901)	(879)
Proceeds from government grants	—	—	—	22
Net cash provided by financing activities	344,306	9,093	362,023	14,425
Effect of foreign exchange rates on cash	(127)	83	88	(94)
Net increase in cash and cash equivalents	294,411	14,348	311,540	11,510
Cash and cash equivalents at beginning of period	94,713	57,495	77,584	60,333
Cash and cash equivalents at end of period	$389,124	$71,843	$389,124	$71,843

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Gross profit, subscription and support	$52,098	$43,167	$148,682	$121,035
Add back: Stock-based compensation	386	161	1,142	560
Gross profit, subscription and support, non-GAAP	$52,484	$43,328	$149,824	$121,595
As a percentage of subscription and support revenue, non-GAAP	83.3%	84.5%	83.4%	82.9%

Gross profit, professional services	$330	$2,047	$6,980	$10,408
Add back: Stock-based compensation	456	153	1,296	449
Gross profit, professional services, non-GAAP	$786	$2,200	$8,276	$10,857
As a percentage of professional services revenue, non-GAAP	7.0%	23.0%	21.8%	32.6%

Gross profit	$52,428	$45,214	$155,662	$131,443
Add back: Stock-based compensation	842	314	2,438	1,009
Gross profit, non-GAAP	$53,270	$45,528	$158,100	$132,452
As percentage of revenue, non-GAAP	71.8%	74.8%	72.6%	73.6%

Cost of revenue, subscription and support	$10,924	$8,139	$30,935	$25,578
Less: Stock-based compensation	386	161	1,142	560
Cost of revenue, subscription and support, non-GAAP	$10,538	$7,978	$29,793	$25,018
As percentage of revenue, non-GAAP	14.2%	13.1%	13.7%	13.9%

Cost of revenue, professional services	$10,827	$7,520	$31,029	$22,888
Less: Stock-based compensation	456	153	1,296	449
Cost of revenue, professional services, non-GAAP	$10,371	$7,367	$29,733	$22,439
As percentage of revenue, non-GAAP	14.0%	12.1%	13.7%	12.5%

Research and development	$22,899	$19,984	$66,705	$60,829
Less: Stock-based compensation	2,265	1,624	6,016	4,140
Research and development, non-GAAP	$20,634	$18,360	$60,689	$56,689
As percentage of revenue, non-GAAP	27.8%	30.2%	27.9%	31.5%

Sales and marketing	$32,990	$24,068	$86,568	$67,326
Less: Stock-based compensation	2,203	1,397	6,199	3,950
Sales and marketing, non-GAAP	$30,787	$22,671	$80,369	$63,376
As percentage of revenue, non-GAAP	41.5%	37.2%	36.9%	35.2%

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
General and administrative	$12,017	$11,864	$33,626	$45,286
Less: Stock-based compensation	3,913	3,614	11,276	10,599
Less: CEO separation expense(1)	—	—	—	9,527
General and administrative, non-GAAP	$8,104	$8,250	$22,350	$25,160
As percentage of revenue, non-GAAP	10.9%	13.6%	10.3%	14.0%

Loss from operations	$(15,478)	$(10,702)	$(31,237)	$(41,998)
Add back: Stock-based compensation	9,223	6,949	25,929	19,698
Add back: CEO separation expense(1)	—	—	—	9,527
Loss from operations, non-GAAP	$(6,255)	$(3,753)	$(5,308)	$(12,773)
As percentage of revenue, non-GAAP	(8.4)%	(6.2)%	(2.4)%	(7.1)%

Net loss	$(16,051)	$(10,964)	$(31,836)	$(42,350)
Add back: Stock-based compensation	9,223	6,949	25,929	19,698
Add back: Non-cash interest expense related to convertible senior notes	1,083	—	1,083	—
Add back: CEO separation expense(1)	—	—	—	9,527
Net loss, non-GAAP	$(5,745)	$(4,015)	$(4,824)	$(13,125)
As percentage of revenue, non-GAAP	(7.7)%	(6.6)%	(2.2)%	(7.3)%

Net loss per basic and diluted share:	$(0.34)	$(0.25)	$(0.69)	$(0.98)
Add back: Stock-based compensation	0.20	0.16	0.57	0.46
Add back: Non-cash interest expense related to convertible senior notes	0.02	—	0.02	—
Add back: CEO separation expense(1)	—	—	—	0.22
Net loss per basic and diluted share, non-GAAP	$(0.12)	$(0.09)	$(0.10)	$(0.30)

Weighted-average common shares outstanding - basic and diluted, non-GAAP	46,731,663	43,973,428	46,048,037	43,359,939

(1) CEO separation expense in the nine months ended September 30, 2018 includes stock-based compensation of $3.6 million related to the acceleration of eligible stock awards and separation payment expense of $5.9 million pursuant to the former CEO’s employment agreement. Included as separation payment expense are cash payments made in excess of the related bonus accrual recorded through the date of separation.

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending December 31, 2019			Year ending December 31, 2019

Loss from operations, GAAP range	$(18,300)	-	$(18,800)	$(49,500)	-	$(50,000)
Add back: Stock-based compensation	10,000		10,000	35,900		35,900
Loss from operations, non-GAAP range	$(8,300)	-	$(8,800)	$(13,600)	-	$(14,100)

Net loss per share, GAAP range	$(0.41)	-	$(0.42)	$(1.10)	-	$(1.11)
Add back: Stock-based compensation	0.21		0.21	0.77		0.77
Add back: Non-cash interest expense related to convertible senior notes	0.05		0.05	0.07		0.07
Net loss per share, non-GAAP range	$(0.15)	-	$(0.16)	$(0.26)	-	$(0.27)

Weighted-average common shares outstanding - basic and diluted	47,000,000		47,000,000	46,300,000		46,300,000